UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2015

MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Enter into Material Definitive Agreement.

MVP REIT, Inc., (“MVP”) through its wholly owned entity, MVP Indianapolis City Park Garage, LLC, a Nevada limited liability company, announced that it has entered into a purchase agreement dated July 23, 2015 to purchase a parking garage for approximately $10.5 million.

The parking garage is located at 120 East Washington Street, Indianapolis, IN (the “garage”).  The garage consists of approximately 52,650 square feet and has approximately 370 parking spaces.  MVP anticipates entering into a lease with a parking operator to lease the parking garage.

The Purchase Agreement is subject to MVP’s due diligence.  It is anticipated that the purchase will close in September, however, there can be no assurance when and if this acquisition will be completed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2015

MVP REIT, INC.

By: __/s/ Tracee Gress_______________
Tracee Gress
Chief Financial Officer